EXHIBIT 10.50

                            Advanced Aesthetics, Inc.
                               501 Madison Avenue
                               New York, NY 10022

                                                           December 16, 2005



L Capital Management SAS
22 avenue Montaigne
75008 Paris
France
Attention: Philippe Franchet

Kidd & Company, LLC
10 Glenville Street
Greenwich, CT  06831

Ladies and Gentlemen:

         Advanced Aesthetics, Inc. ("AAI" or the "Company") has raised $10,775,000 in cash in exchange for shares of its Series G Convertible Preferred Stock as described in the Private Placement Memorandum enclosed herewith. The holders of the Series F Preferred Stock have exchanged their shares of Series F Preferred Stock for new shares of Series H Preferred Stock, which is identical to the Series G Preferred Stock. In order to have sufficient shares to issue in these financings, a majority in interest of our shareholders approved an amendment to our Certificate of Incorporation increasing our authorized capital to 70,000,000 shares of Common Stock. We also wish to advise you that the Company is in the process of changing its name to Klinger Advanced Aesthetics Inc., which has been approved by a majority in interest of our shareholders. Furthermore, AAI and security holders of AAI are executing a Share Exchange
Agreement (the "Share Exchange Agreement") with TrueYou.com, Inc., a public company whose shares are traded on the pink sheets ("TrueYou") (the "Public Transaction"). A draft of the Share Exchange Agreement is attached hereto as Exhibit A, along with a schedule of ownership that sets forth all existing AAI shares and TrueYou shares and warrants that all shareholders will receive (assuming a closing date of December 20, 2005). The Share Exchange Agreement is 99% complete and we do not expect any material changes. If the Public Transaction closes after December 20, 2005, the schedule of ownership would change slightly due to dividends and interest that accrue on a daily basis.

         We have also entered into agreements with affiliates of North Sound Capital pursuant to which they have agreed to invest $15 million in a public company with whom AAI effects a transaction acceptable to them at a price of $2.25 per share of AAI Common Stock. The $15 Million North Sound, which investment is currently held in escrow, will be made directly into TrueYou and we expect that it will close promptly after the closing of the transaction with TrueYou.

         L Capital Management SAS ("L Capital") holds a $13,300,000 Subordinated Convertible Promissory Note dated November 26, 2003 made by the Company (the "L Capital Note") and 8,200 shares of the Company's Series D Preferred Stock (the "Series D Shares") and Kidd & Company, LLC ("KCO") holds a $5,905,085 Promissory Note dated June 30, 2003 made by the Company (the "KCO Note"). In addition, the investors listed on Schedule 1 to this letter (the "Series B Stockholders") hold all of the shares of Series B Preferred Stock of the Company.

         This letter confirms our agreements with respect to the actions being taken and documents being executed in connection with the Public Transaction.

         1. Conversion of L Capital Note. Immediately prior to the closing of the Public Transaction, the L Capital Note will convert into shares of AAI Common Stock as provided in the Share Exchange Agreement and related schedule of ownership. All accrued and unpaid interest due to L Capital pursuant to the terms of the Note will remain as debt of the Company and shall accrue interest at a rate of 7.5% per annum from the closing date of the Public Transaction until paid in full or extinguished, subject to the provisions of the Share Transfer Agreement referred to in paragraph 8 below.

         2. Conversion of KCO Note. Immediately prior to the closing of the Public Transaction, the KCO Note, including all accrued and unpaid interest thereon, will convert into shares of AAI Common Stock at a conversion price of $2.25 per share as provided in the Share Exchange Agreement and related schedule of ownership.

         3. Conversion of Series D Shares. Immediately prior to the closing of the Public Transaction, L Capital will convert its shares of Series D Preferred Stock into shares of AAI Common Stock as provided in the Share Exchange Agreement and related schedule of ownership. All accrued and unpaid dividends on the Series D Preferred Stock will remain as obligations of AAI and shall accrue interest at a rate of 7.5% per annum from the closing date of the Public Transaction until paid in full or extinguished, subject to the provisions of the Share Transfer Agreement referred to in paragraph 8 below.

         4. Conversion of Series B Shares. Immediately prior to the closing of the Public Transaction, all shares of Series B Preferred Stock held by the Series B Stockholders, including any accrued and unpaid dividends thereon, will convert into shares of AAI Common Stock at a conversion price of $2.25 per share as provided in the Share Exchange Agreement and related schedule of ownership.

         5. Exchange for TrueYou Common Stock. Upon the consummation of the Public Transaction, all shares of AAI Common Stock issued to L Capital, KCO and the Series B Stockholders as set forth in Paragraphs 1, 2, 3 and 4 above will be exchanged for newly issued shares of TrueYou in accordance with the Share Exchange Agreement and related schedule of ownership.

         6. Stockholder Agreements. Concurrently herewith, L Capital is entering into an Amended and Restated Securityholders Agreement with the KCO affiliates identified on Schedule 2 attached hereto (the "KCO Affiliates") in the form attached hereto as Exhibit B,

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

which agreement amends and restates the Securityholders Agreement dated November 25, 2003 among L Capital, the Company and the Series B Stockholders. In addition, L Capital agrees that all other AAI stockholder agreements to which L Capital is a party, including the Stockholders Agreement dated April 23, 2004 among L Capital, the Company, Georgette Klinger, Inc., and the Series B Stockholders, are terminated and of no further force and effect.

         7. Registration Rights. The Share Exchange Agreement provides that TrueYou assumes, with respect to TrueYou's securities, all the obligations of the Company under the Registration Rights Agreement dated November 25, 2003 among L Capital, the Company and the Series B Stockholders (the "Registration Rights Agreement"). This will confirm that in accordance with the letter agreement dated July 6, 2005 between L Capital and the Company, L Capital may exercise its rights under Section 1.1 of the Registration Rights Agreement in connection with the filing of a registration statement for TrueYou shares held by affiliates of Pequot Capital Management, Inc.

         8. Share Transfer Agreement. Concurrently herewith, L Capital and the KCO Affiliates are entering into an Amended and Restated Share Transfer Agreement in the form attached hereto as Exhibit C, which agreement amends and restates the Share Transfer Agreement dated November 25, 2003 among L Capital, the Company and the Series B Stockholders.

         9. Escrow Agreement. Concurrently herewith, the Escrow Agreement dated November 25, 2003 among, the Company, Jenkens & Gilchrist Parker Chapin LLP and the Series B Stockholders is being amended and restated to reflect the Public Transaction and a new escrow agent. The Amended and Restated Escrow Agreement is attached hereto as Exhibit D.

         10.  Consulting  Services   Agreement.   Concurrently   herewith,   the
Consulting Services Agreement dated November 25, 2003 between L Capital and the Company is being terminated as provided in Exhibit E.

         11. Advisory Services Agreement. Concurrently herewith, the Advisory Services Agreement dated November 25, 2003 between KCO and the Company is being terminated as provided in Exhibit F.

         12. Amended and Restated Agreements. In addition, and as you know, because TrueYou does not have a sufficient number of shares of common stock to issue to all of the AAI securityholders, AAI securityholders are initially receiving shares of the preferred stock of TrueYou until the certificate of incorporation of TrueYou is amended and the additional shares of common stock are authorized. Since this is a temporary situation expected to last for a limited time only, the Amended and Restated Securityholders Agreement, the Amended and Restated Share Transfer Agreement and the Amended and Restated Escrow Agreement relate only to TrueYou common stock. In the unlikely event that before the common stock of TrueYou is issued to replace this preferred stock, action needs to be taken under these agreements as it relates to TrueYou preferred stock, we will either immediately amend these agreements to reflect the preferred stock issued and/or act under these agreements as if they related to the preferred stock in each case as required to implement the underlying agreements of the parties.

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

13. Miscellaneous.

         13.1 Notices, Etc. All notices, consents, demands, instructions, requests and other communications required or permitted hereunder must be in writing and shall be deemed to have been duly given only if delivered personally, by facsimile transmission, by first-class mail (postage prepaid, return receipt requested), or by delivery by a recognized international courier service (all costs prepaid) to the parties at the following addresses or facsimile numbers:

         If to L Capital to:

         L Capital Management
         22, avenue Montaigne
         75008 Paris
         France
         Attention: Philippe Franchet
         Telecopier No.: +33-1-44-13-24-85

         with a copy to:

         Davis Polk & Wardwell
         15, avenue Matignon
         75008 Paris
         France
         Attention: Margaret E. Tahyar
         Telecopier No.: +44-20-7710-4894

         If to KCO to:

         Kidd & Company, LLC
         10 Glenville Street
         Greenwich, Connecticut  06831
         Telecopier No.: (203) 661-1839

         with a copy to:

         Troutman Sanders LLP
         405 Lexington Avenue
         New York, New York 10174
         Attention: Edward R. Mandell
         Telecopier No.: (212) 704-6160

         All such notices, requests and other communications will be deemed given upon receipt thereof. Any party from time to time may change its address, facsimile

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

number or other information for the purpose of notices to that party by giving like notice specifying such change to the other party hereto.

         13.2 Further Assurances. L Capital and KCO agree to take or cause to be taken all such corporate and other action as may be necessary to effect the intent and purposes of this letter agreement.

         13.3 No Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         13.4  Governing  Law.  This  letter   agreement   shall  be  construed,
interpreted and enforced in accordance with the laws of the state of New York without regard to principles of conflicts of laws.

         13.5 Binding Effect; Assignability. This letter agreement shall be binding upon and, except as otherwise provided herein, shall inure to the benefit of the respective parties and their permitted successors and assigns. Except as and to the extent expressly provided herein, the rights of the parties hereunder may not be assigned without the prior written consent of the others.

         13.6 Third Party Beneficiaries. Nothing contained in this letter agreement, whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person not a party hereto.

         13.7 Severability. If any provision of this letter agreement is found to be void or unenforceable by a court of competent jurisdiction the remaining provisions of this letter agreement shall nevertheless be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

         13.8 Counterparts; Effectiveness. This letter agreement may be executed in one or more counterparts (including signature pages delivered by facsimile transmission), each of which shall be deemed an original but all of which together will constitute one and the same agreement. This letter agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                                                 ADVANCED AESTHETICS, INC.


                                                 /s/ John Higgins
                                                 -------------------------------
                                                 John Higgins
                                                 President



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

AGREED:

L CAPITAL MANAGEMENT SAS



By: /s/ Phillippe Franchet
    -------------------------------------
    Name:  Phillippe Franchet
    Title: Director

  KIDD & COMPANY, LLC

By: /s/ Andrew Lipman
    -------------------------------------
    Name:  Andrew Lipman
    Title:


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

                                   Schedule 1

                              Series B Stockholders

                             Seapine Investments, LLC
                             Andrew D. Lipman
                             Richard Rakowski
                             DeBiasi Family Limited Partnership
                             Clarice Webb
                             Catherine M. Kidd Grantor Trust
                             Cara E. Kidd Trust
                             Thomas C. Kidd Trust
                             Sand Dollar Partners, L.P.
                             Claudine Singer
                             Darrin Prescott
                             Michael Paley
                             Daniel Witcher
                             Patricia Mackey
                             Joseph Crace
                             David Jordan
                             Robyn Collins

                                   Schedule 2

                                 KCO Affiliates

                             Seapine Investments, LLC
                             Andrew D. Lipman
                             Richard Rakowski
                             DeBiasi Family Limited Partnership
                             Clarice Webb
                             Catherine M. Kidd Grantor Trust
                             Cara E. Kidd Trust
                             Thomas C. Kidd Trust
                             Sand Dollar Partners, L.P.
                             Claudine Singer
                             Darrin Prescott
                             Michael Paley
                             Daniel Witcher
                             Patricia Mackey

                                    Exhibit A

           Draft of Share Exchange Agreement and Schedule of Ownership

                                 (see attached)

                                    Exhibit B

                 Amended and Restated Securityholders Agreement

                                 (see attached)

                                    Exhibit C

                  Amended and Restated Share Transfer Agreement

                                 (see attached)

                                    Exhibit D

                      Amended and Restated Escrow Agreement

                                 (see attached)

                                    Exhibit E

                 Letter re: Termination of Consulting Agreement

                                 (see attached)

                                    Exhibit F

                  Letter re: Termination of Advisory Agreement

                                 (see attached)



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